Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports dated February 19, 2016, with respect to the consolidated financial statements and schedule of Phillips 66 and the effectiveness of internal control over financial reporting of Phillips 66 included in this Annual Report (Form 10-K) of Phillips 66 for the year ended December 31, 2015, in the following Registration Statements.

Phillips 66	Form S-3	File No. 333-181079

Phillips 66	Form S-8	File No. 333-181080

Phillips 66	Form S-8	File No. 333-188564

Phillips 66	Form S-3	File No. 333-207923

/s/ Ernst & Young LLP
Houston, Texas
February 19, 2016